UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

         Date of Report (date of earliest event reported): July 31, 2005

                         Advanced Medical Institute Inc.
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

        000-29531                                         88-0409144
       ----------                                         ----------
(Commission File Number)                      (IRS Employer Identification No.)

                          Level 1, 204-218 Botany Road
                               Alexandria NSW 2015
                                    Australia
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              (Address of principal executive offices and zip Code)

                                (61) 2 9640 5253
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               (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

      On June 21, 2005, Advanced Medical Pty Limited ("AMI Australia"), wholly owned subsidiary of Advanced Medical Institute Inc. (the "Company") executed employment agreements with Forhad (Tony) Khan, the Company's Executive Vice President and Secretary and AMI Australia's Chief Operating Officer, and Dilip Shrestha, the Company's and AMI Australia's Chief Financial Officer. Each of these employment agreements is effective as of July 1, 2005 (the "Effective Date") and continues in perpetuity unless earlier terminated in accordance with the terms of the respective employment agreements. The Board of Directors of the Company (the "Board") approved the employment agreements by unanimous written consent on July 31, 2005.

      Pursuant to his employment agreements, Mr. Khan is entitled to receive an annual base salary of AU$180,000, subject to increases as shall be determined by the Company's board of directors and management of AMI Australia. In addition, the annual salary of Mr. Khan shall be supplemented by a bonus based on the Company achieving certain profit targets during prescribed periods. In addition to these base and bonus salary components, AMI Australia will also contribute retirement benefits (superannuation) for Mr. Khan in accordance with Australian legal requirements.

      Pursuant to his employment agreement, Mr. Shrestha is entitled to receive an annual base salary of AU$110,000, subject to increases as shall be determined by the Company's board of directors and management of AMI Australia. In addition, the annual salary of Mr. Shrestha shall be supplemented by a bonus based on the Company achieving certain profit targets during prescribed periods. In addition to these base and bonus salary components, AMI Australia will also contribute retirement benefits (superannuation) for Mr Shrestha in accordance with Australian legal requirements.

      Each of the employment agreements is filed hereto as Exhibits 10.2 and 10.3, respectively.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

      (c) On July 31, 2005, Mr. Forhad (Tony) Khan was appointed by the Board to serve as Executive Vice President of the Company. A press release announcing the appointment is attached hereto as Exhibit 99.1.

      Mr. Kahn has held, and will continue to hold, the position of Secretary and Director of the Company since March 2005. Mr. Khan has also been General Manager of Advanced Medical Pty Limited, wholly owned subsidiary of the Company ("AMI Australia") since 2001. Prior to joining AMI Australia, Mr. Khan was the Director and sole operator of Australian Momentum Health ("AMH"), one of two medical establishments leading in providing impotency treatment in Australia. Mr. Khan was Sales Manager and then Operations Manager for On Clinic International prior to establishing AMH. Mr. Khan holds a Masters degree in Commerce and Accounting.

      Mr. Kahn has entered into an employment agreement with AMI Australia as further described in Item 1.01 above. Mr. Kahn does not have an employment agreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits

10.2  Employment Agreement between AMI Australia and Forhad (Tony) Khan.

10.3  Employment Agreement between AMI Australia and Dilip Shrestha.

99.1  Press Release.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ADVANCED MEDICAL INSTITUTE INC.


                                    By: /s/ Jacov (Jack) Vaisman
                                       -----------------------------------------
                                    Name:  Jacov (Jack) Vaisman
                                    Title: Chief Executive Officer


Dated: July 31, 2005